Exhibit j (4) under Form N-1A
Exhibit (23) under Item 601/Reg.S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption "Financial Highlights"  in  the Prospectus and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 56 to the Registration Statement (Form  N-1A,  No. 33-36729) of Federated Municipal Securities Income Trust, and to the incorporation by reference of our report, dated October 20, 2009, on Federated Municipal High Yield Advantage Fund (one of the portfolios constituting Federated Municipal Securities Income Trust) included in the Annual Shareholder Report for the fiscal year ended August 31, 2009.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2010